Exhibit 5.1

March 4, 2021

Illumina, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Illumina, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of an aggregate of up to 3,035,714 shares of common stock (the “Shares”), par value $0.01 per share, of the Company, that may be issued as Alternative Consideration (as defined in the Merger Agreement) pursuant to the Agreement and Plan of Merger, dated as of September 20, 2020 (as amended on February 4, 2021, the “Merger Agreement”), by and among the Company, SDG Ops, Inc., a wholly owned subsidiary of the Company, SDG Ops, LLC, a wholly owned subsidiary of the Company, and GRAIL, Inc., a Delaware corporation (“GRAIL”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of March 3, 2021, (b) the Amended and Restated Bylaws of the Company, as adopted on June 6, 2019, (c) the resolutions adopted by the Board of Directors of the Company on September 14, 2020 and February 9, 2021, (d) the registration statement on Form S-4 (Registration No. 333-250941) filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2020 with respect to the registration of 15,254,237 shares of common stock, par value $0.01 per share, of the Company under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 thereto filed with the Commission on February 5, 2021 (such registration statement, as amended, the “Initial Registration Statement”), (e) the Prospectus dated February 9, 2021 related to the Initial Registration Statement (the “Initial Prospectus”), (f) the registration statement on Form S-4 filed with the Commission pursuant to Rule 462(b) on March 4, 2021 (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”), (g) the Prospectus Supplement dated March 4, 2021 filed with the Commission pursuant to Rule 424(b) and Rule 430B of the General Rules and Regulations under the Securities Act (together with the Initial Prospectus, the “Prospectus”) and (h) the Merger Agreement.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have relied, with respect to certain factual matters, on statements of public officials and officers and other representatives of the Company.

Based on the foregoing and subject to the qualifications and assumptions set forth herein, we are of opinion that the Shares, upon issuance and delivery thereof to former holders of GRAIL’s (a) Class A Common Stock, par value $0.001 per share, (b) Class B Common Stock, par value $0.001 per share, (c) Series A Preferred Stock, par value $0.001 per share, (d) Series B Preferred Stock, par value $0.001 per share, (e) Series C Preferred Stock, par value $0.001 per share, (f) Series D Preferred Stock, par value $0.001 per share, and (g) Company Equity Awards (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement and in the manner contemplated by the Registration Statements, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

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